Exhibit 10.32

Employee Form

TERMS AND CONDITIONS

AWARD NOTICE AND AGREEMENT FOR STOCK UNIT GRANT

Beckman Coulter, Inc. maintains its 2007 Long-Term Performance Plan (the “Plan”) which is incorporated into and forms a part of the Award Notice and Agreement (“Award Agreement”) and under which this award of stock units (the “Award”) is made. These Terms and Conditions are also incorporated into and form a part of the Award Agreement. Unless otherwise expressly defined herein, all capitalized terms used in the Award Agreement shall have the same meaning assigned them in the Plan. The pronoun “you” used in this document refers to the grantee (or, as applicable, to the legal representative or other person or persons entitled to exercise under provisions relating to the death or incapacity of the grantee).

1. Stock Units. As used herein, the term “Stock Unit” shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding Common Share of the Company (subject to adjustment as provided in Section 7 of the Plan) solely for purposes of the Plan and the Award Agreement. The Stock Units subject to the Award shall be used solely as a device for the determination of the payment to eventually be made to you if such Stock Units vest pursuant to Section 2. The Stock Units shall not be treated as property or as a trust fund of any kind.

2. Vesting. Subject to Section 7 below, the Award shall vest and become nonforfeitable with respect to 25% of the total number of your Stock Units (subject to adjustment under Section 7.2 of the Plan) on each of the first, second, third and fourth anniversaries of the Award Date.

3. Continuance of Employment. The vesting schedule requires continued employment through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under the Award Agreement. Employment for only a portion of any vesting period, even if a substantial portion, will not entitle you to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment as provided in Section 7 below or under the Plan.

Nothing contained in the Award Agreement or the Plan constitutes a continued employment commitment by the Company, affects your status as an employee at will who is subject to termination without cause, confers upon you any right to remain employed by the Company or any subsidiary, interferes in any way with the right of the Company or any subsidiary at any time to terminate such employment, or affects the right of the Company or any subsidiary to increase or decrease your compensation from the rate in existence at any time.

4. Limitations on Rights Associated with Units. You shall have no rights as a stockholder of the Company, no dividend rights and no voting rights, with respect to your Stock Units and any Common Shares underlying or issuable in respect of such Stock Units until such Common Shares are actually issued to and held of record by you. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock certificate.

5. Restrictions on Transfer. Neither the Award, nor any interest therein or amount or shares payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily. The transfer restrictions in the preceding sentence shall not apply to (a) transfers to the Company, or (b) transfers by will or the laws of descent and distribution.

6. Timing and Manner of Payment of Stock Units. On or as soon as administratively practical following each vesting of the applicable portion of the total Award pursuant to the terms hereof (and in all events not more than ninety (90) days after such vesting event), the Company shall deliver to you a number of Common Shares (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Company in its discretion) equal to the number of Stock Units subject to the Award that vest on the applicable vesting date; provided, however, that in the event that the vesting and payment of the Stock Units is triggered by your Separation from Service pursuant to Section 7, you will not be entitled to any payment of the Stock Units until the first to occur of the date which is six (6) months after your Separation from Service for any reason or the date of your death (and in either case such payment shall be made not more than ninety (90) days after such date). The Company’s obligation to deliver Common Shares with respect to vested Stock Units is subject to the condition precedent that you (or other person entitled under the Plan to receive any shares with respect to the vested Stock Units) deliver to the Company any representations or other documents or assurances required pursuant to Section 10.1 of the Plan. You shall have no further rights with respect to any Stock Units that are paid or that are terminated pursuant to Section 7. For purposes of this Agreement, “Separation from Service” means a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h)(1), without regard to the optional alternative definitions available thereunder (i.e. generally a termination of your employment with the Company or a subsidiary).

7. Effect of Termination of Employment.

(a) Your Stock Units shall terminate to the extent such units have not become vested prior to the date you are no longer employed by the Company or one of its subsidiaries, regardless of the reason for the termination of your employment by the Company or a subsidiary, whether with or without cause, voluntarily or involuntarily; provided, however, that if you incur a Separation from Service due to your Retirement, Total Disability or death and if such Separation from Service occurs at any time after the first anniversary of the Award Date, your Stock Units, to the extent outstanding and unvested as of the date of such Separation from Service, will become fully vested as of the date of such separation and will be paid in accordance with Section 6 at the time specified therein. If you are employed by one of the Company’s subsidiaries and that entity ceases to be a subsidiary of the Company, such event shall be deemed to be a termination of your employment for purposes of the Award Agreement, unless you otherwise continue to be employed by the Company or another of its subsidiaries following such event. If any Stock Units are terminated hereunder, such Stock Units shall automatically terminate and be cancelled as of the applicable termination date without payment of any consideration by the Company and without any other action by you or your beneficiary or personal representative, as the case may be.

(b) For purposes of the Award, “Retirement” shall mean your Separation from Service on or following the date (1) you have completed five or more years of service and (2) your whole years of age plus whole years of service total 65 or more. If you are eligible on the termination date to participate in the Beckman Coulter, Inc. Pension Plan, the Beckman Coulter, Inc. Retirement Account Plan or the Retirement Plus program under the Beckman Coulter, Inc. Savings Plan, “years of service” in the preceding sentence shall mean years of service as calculated for vesting purposes in the applicable plan. If you are not eligible on the termination date to participate in the Beckman Coulter, Inc. Pension Plan, the Beckman Coulter, Inc. Retirement Account Plan or the Retirement Plus program under the Beckman Coulter, Inc. Savings Plan, “years of service” shall mean complete years of service with the Company and its Subsidiaries determined according to your anniversary date maintained by the Company; provided that if your employment with the Company and its subsidiaries began as a result of an acquisition by the Company or one of its subsidiaries, your years of service shall be determined using the acquisition date. For purposes of the Award, “Total Disability” shall mean your Separation from Service as a result of a medically determinable physical or mental impairment of a potentially permanent character which prevents you from engaging in any substantial gainful employment.

8. Adjustments Upon Specified Events; Change in Control.

(a) Upon the occurrence of certain events relating to the Company’s stock contemplated by Section 7.2 of the Plan, the Administrator shall make adjustments if appropriate in the number of Stock Units and the number and kind of securities that may be issued in respect of the Award.

(b) Upon the occurrence of a Change in Control Event, the Administrator shall determine, in its sole discretion, whether the vesting of the Stock Units will accelerate in connection with such event and the extent of any such accelerated vesting. Notwithstanding any payment timing rules of the Plan to the contrary, any Stock Units that vest in connection with a Change in Control Event will be paid within ninety (90) days after the scheduled vesting date of the Stock Units as provided in Section 2 hereof or, if you have a Separation from Service before that date, they will be paid within ninety (90) days after the date that is six months after your Separation from Service (or, if earlier, the date of your death); provided, however, that the Administrator may provide for payment of your vested Stock Units in accordance with the requirements of Treasury Regulation 1.409A-3(j)(4)(ix)(A), (B) or (C) promulgated under Section 409A of the Code (or any similar successor provision), which regulation generally provides that a deferred compensation arrangement may be terminated in limited circumstances following a dissolution or change in control of the Company.

9. Tax Withholding. Subject to Section 5.7 of the Plan, upon any distribution of Common Shares in respect of the Stock Units, the Company shall, to the extent it is legally permitted to do so, automatically reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of whole shares, valued at their then fair market value (with the “fair market value” of such shares determined in accordance with the applicable provisions of the Plan), to satisfy any withholding obligations of the Company or its subsidiaries with respect to such distribution of shares at the minimum applicable withholding rates unless you have made other arrangements approved by the Administrator to provide for such withholding. In the event that the Company cannot legally satisfy such withholding obligations by such reduction of shares, or in the event of a cash payment or any other withholding event in respect of the Stock Units, the Company (or a subsidiary) shall be entitled to require a cash payment by you or on your behalf and/or to deduct from other compensation payable to you any sums required by federal, state or local tax law to be withheld with respect to such distribution or payment.

10. Notices. Any notice to be given under the terms of the Award Agreement shall be in writing and addressed to the Company at its principal office to the attention of the Secretary, and to you at your last address reflected on the Company’s records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be given only when received, but if you are no longer an employee of the Company or one of its subsidiaries, shall be deemed to have been duly given by the Company when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

11. Plan. The Award and all of your rights under the Award Agreement are subject to, and you agree to be bound by, all of the terms and conditions of the provisions of the Plan, incorporated herein by reference. In the event of a conflict or inconsistency between the terms and conditions of the Award Agreement and of the Plan, the terms and conditions of the Plan shall govern. You acknowledge having read and understanding the Plan, the Prospectus for the Plan, and the Award Agreement. Unless otherwise expressly provided in other sections of the Award Agreement, provisions of the Plan that confer discretionary authority on the Administrator do not (and shall not be deemed to) create any rights in you unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Administrator so conferred by appropriate action of the Administrator under the Plan after the date hereof.

12. Entire Agreement. The Award Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and the Award Agreement may be amended pursuant to Section 8 of the Plan. Such amendment must be in writing and signed by the Company. The Company may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect your interests hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

13. Limitation on Grantee’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. The Award Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. You shall have only the rights of a general unsecured creditor of the Company (or applicable subsidiary) with respect to amounts credited and benefits payable, if any, with respect to your Stock Units, and rights no greater than the right to receive the Common Shares (or equivalent value) as a general unsecured creditor with respect to your Stock Units, as and when payable hereunder.

14. Section Headings. The section headings of the Award Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

15. Governing Law. The Award Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.

16. Construction. It is intended that the terms of the Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code. This Agreement shall be construed and interpreted consistent with that intent.

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